Exhibit 10.26

FIRST AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

AND RESTRICTED STOCK AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT AND RESTRICTED STOCK AGREEMENT (this “First Amendment”), is made and entered into as of March 1, 2007 (the “Amendment Date”), between Kayak Software Corporation, a Delaware corporation (the “Company”), and Paul English, an individual (the “Executive”). This First Amendment shall be effective on and as of the date hereof.

WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement, dated as of March 2, 2004 (as may be amended from time to time, the “Agreement”);

WHEREAS, the Company the Executive are parties to that certain Restricted Stock Agreement, dated as of March 2, 2004 (as may be amended from time to time, the “Restricted Stock Agreement”); and

WHEREAS, the Company and the Employee desire to amend certain provisions of the Agreement and the Restricted Stock Agreement;

NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

1. Amendment of Section 2 of the Agreement. The Agreement is hereby amended by deleting the text that presently appears in the first sentence of Section 2 thereof in its entirety and inserting in lieu thereof the following:

“The parties agree that the current term of the Executive’s employment with the Company shall be for a two-year term ending on March 1, 2009 (the “Term”).”

2. Amendment of Section 3.2 of the Agreement. The Agreement is hereby amended by deleting the text that presently appears in Section 3.2 thereof in its entirety and inserting in lieu thereof the following:

“Bonus. (a) The Executive shall be eligible to receive an annual bonus of 150% of the Executive’s Base Salary, payable at the Executive’s sole discretion either in cash or in the form of an applicable number of shares of Common Stock as determined in accordance with the following sentence (the “Bonus”). The number of shares of Common Stock to which the Executive shall be entitled with respect to any Bonus shall equal 75,000 shares multiplied by the percentage of the potential full Bonus actually awarded by the Company; for example, if a Bonus equal to 100% of the Executive’s Base Salary is awarded, then the Executive may choose to receive such Bonus either in cash or, in lieu thereof, a number of shares equal to 75,000 multiplied by 100 and divided by 150 (i.e., 50,000 shares). The foregoing calculation shall be made without regard to the actual fair market value of the Common Stock. The Bonus shall be issued or paid as promptly as reasonably practicable after the end of each calendar year, pursuant to, and shall be subject to the terms and restrictions of, the Company’s bonus plan and as applicable, the Amended and Restated 2005 Equity Incentive Plan, as may be amended from time to time. In order to be eligible to receive a Bonus with respect to any calendar year, the Executive must be employed by the Company as of December 31 of such year; provided, however, that if, prior to the date of actual issuance or payment of any Bonus with respect to a calendar year, the Executive’s employment is terminated for Cause (as defined below), then the Company shall not be obligated to issue, or pay, such Bonus to the Executive and all rights of the Executive to such Bonus shall be thereby forfeited.”

3. Amendment of Section 4 of the Restricted Stock Agreement. The Restricted Stock Agreement is hereby amended as follows:

(a) Sections 4(c)(i)(1) and 4(c)(i)(2) are deleted in their entirety and replaced with the following:

“(1) with respect to each share of Preferred Stock to be repurchased, the greater of (A) $5.00 (as adjusted to reflect any stock split, stock dividend, reverse stock split or similar event occurring after March 1, 2007 and effecting the Preferred Stock) (the “Applicable Price”) or (B) the fair market value of such share of Preferred Stock as determined in good faith by the Board of Directors (or pursuant to Section 4(c)(ii)); and

(2) with respect to each share of Conversion Stock to be repurchased, the greater of (A) the price obtained by dividing (i) the Applicable Price, by (ii) the number of shares of Common stock (including fractional shares) issuable upon the conversion of one share of Preferred Stock that was converted into Conversion Stock at the time of such conversion (such price determined in this clause (A), as adjusted to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Converted Stock following the issuance thereof, the “Conversion Stock Price”) or (B) the fair market value of such share of Conversion Stock as determined in good faith by the Board of Directors (or pursuant to Section 4(c)(ii)).”

(b) The phrase “Sections 4(c)(i)(1)(y)(B) and/or 4(c)(i)(2)(y)(B)” appearing in Section 4(c)(i)(3) thereof is deleted and replaced with the phrase: “Sections 4(c)(i)(1)(B) and/or 4(c)(i)(2)(B)”.

4. Miscellaneous. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in each of the Agreement and the Restricted Stock Agreement are hereby ratified and confirmed and shall remain in full force and effect. Capitalized terms used herein without definition shall have the respective meanings for such terms set forth in the Agreement. This First Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Executive Employment Agreement and Restricted Stock Agreement as of the Amendment Date.

KAYAK SOFTWARE CORPORATION

By:	/s/ D. Stephen Hafner
Name: D. Stephen Hafner
Title: CEO

PAUL ENGLISH

/s/ Paul English
Paul English